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                                                                   Exhibit 10

LEASE AGREEMENT

THIS LEASE AGREEMENT, made this 22nd day Of August 1997 between CHERRY HILL INDUSTRIAL SITES, INC., a New Jersey Corporation having its principal office at 1998 Springdale Road, Cherry Hill, New Jersey 08003, (hereinafter referred to as Landlord), and MS

INTEST, INC.   (hereinafter referred to as Tenant)

having an office at
Building #16
2 Pin Oak Lane
Cherry Hill Industrial Center
Cherry Hill, New Jersey 08003,

Contacts:  Alyn Holt, President,
Tel: 609-424-6886

(hereinafter referred to as TENANT).

Landlord and Tenant hereby covenant as follows:

     1. LEASED PREMISE. Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to rent from Landlord approximately 11,082 square feet, in building #24 and land adjacent thereto, situated in Cherry Hill township, Block 468.04, Lot 1 as shown and defined on exhibit A attached hereto and made a part hereof (hereinafter referred to as the PREMISES) for the term of 5 years and 4 months (64 months inclusive, or until such prior termination as hereinafter provided to commence February l, 1998 and end on May 31, 2003 (inclusive).

          Tenant agrees that this Lease unless sooner terminated, pursuant to the covenants hereof, shall expire absolutely on the expiration date without the requirement of any further notice from Landlord.

     2. USE. Tenant shall use the Premises for offices, warehousing, distribution and related uses as permitted in an I-R zone of Cherry Hill Township.

     3. Base RENT. The Base Term rental shall be $221,632.00 except as same may be modified elsewhere in this Lease, payable by Tenant to Landlord, in lawful money of the United States in base monthly rental installments $3,463.00 during the term.

          Rent is payable on the first day of each month, in advance, during the Term, at the office of the Landlord or such other place as Landlord may designate. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made any payment of rent or additional rent as required under this Lease.

          No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct rent or additional rent shall be deemed to

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be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

          The basic rent and the CAM rent for the first full month of the Term shall be paid upon the signing of this Lease.

     4. SECURITY. Lease, Tenant has deposited with Landlord the sum of $4,848.00 as security for the faithful performance and observance by Tenant of the covenants of this Lease. The depositing of said sum with the Landlord is a condition precedent to the valid execution of the Lease. Landlord, at its option, may use, apply or retain the whole or any part of the security so deposited for the payment of any sum for which Tenant is in default or for any sum which Landlord, at its option, may expend by reason of Tenant's default of any of the covenants of this Lease. Any expenditures made by Landlord as herein stipulated shall be paid by Tenant as additional rent. Landlord shall be permitted to co-mingle Tenant security funds with other funds of Landlord and shall not be required to pay interest on any sum so held.

          In the event that Tenant shall fully and faithfully comply with all the covenants of this Lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of the Premises by Tenant to Landlord pursuant to the covenants of this Lease.

          In the event of a sale of the Premises, Landlord shall have the right to transfer the security to the buyer and Landlord shall thereupon be relieved by Tenant from all liability for the return of such security and Tenant agrees to look to the buyer solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to a new buyer. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither the Landlord nor its successors or assigns shall be bound by any such assignment and/or encumbrance.

     5. CAM RELATED CHARGES. Tenant shall pay to Landlord during the Term, in advance, as additional rent, except as same may be modified herein, in lawful money of the United States, the amount of $638.00 per month as Tenants contribution towards Landlords costs for the following charges, expenses and/or services related to the Premises:

          a. real property taxes and assessments under or by virtue of the lawful authority having jurisdiction over the Premises.

          However real property taxes during the Term ensuing from added assessments related to alterations and improvements made to the Premises on behalf of, or by Tenant, shall be payable by Tenant, as additional rent, in the month following Landlords giving Tenant notice of same.

          b. work arranged by Landlord related to grass cutting and landscape maintenance pursuant to standards as established by Landlord.

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          However:  Tenant shall keep the lawn, landscaped areas, paved surfaces, sidewalks and similar areas free of debris and other waste/ discarded material at all times.

          In the event Landlord, at its option, removes any trash, wood pallets, debris and similar material from any such areas Tenant shall pay all expenses incurred by Landlord related to such removal and disposal as additional rent. Landlord may, at its option, utilize Tenants canisters/ dumpsters for the disposal of any such materials.

          c. removal of snow from the exterior paved areas of the Premises within 24 hours after the cessation of any particular snowstorm provided the average accumulation from said storm exceeds two inches on the paved surfaces, as measured by Landlord.

          However:

          (i) In the event Landlord is unable to remove the snow by reason of vehicles thereon, or other obstructions/ blockages or similar occurrences not caused by Landlord or Landlord's contractor, there shall be no further obligation or responsibility on the part of Landlord or Landlord's contractor to remove snow from that particular snowstorm. In such event no credit or abatement shall be due Tenant.

          (ii) Snow of less than a 2 inch average accumulation on the paved surfaces of the Premises, as measured by Landlord, are not subject to removal by Landlord or Landlord's contractor, but are the sole responsibility of Tenant.

          (iii) The responsibility of Landlord and Landlord's contractor is restricted to the work specified herein. Work related to the clearing of snow from sidewalks, platforms, steps or other similar items is excluded and shall be the sole responsibility of Tenant.

          (iiii) Tenant is responsible for all sanding, salting and de-icing operations related to the Premises.

          d. sprinkler supervisory service and sprinkler standby charges/ expenses.

          e. Landlord's fire and casualty insurance policy insuring Landlord's property.

          In regards to Landlords policy, Tenant agrees: (i) it will not do nor permit any acts or things which will invalidate or be in conflict with any provisions thereof or which shall cause the insurance rate on the Premises to be higher than on the date of the commencement of this Lease;
(ii) it shall comply with all present and future rules, regulations and recommendations thereof and shall promptly make all changes, modifications,


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replacements and alterations as are necessary and/or required; (iii)
Landlord will not be responsible for charges and/or costs related to damage, loss, or repair and/or replacement of any property caused by conditions exclusions or reasons not covered therein and/or for any property not owned by Landlord.

     6. UTILITIES. Tenant shall pay for all deposits, costs and charges relating to heat, electricity, gas, water, and similar services (except as specifically provided for elsewhere in this Lease) rendered or supplied to or upon the Premises, or in connection with the use and occupation of the Premises on or prior to the date same are due.

          Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any failure, interruption or curtailment of any utilities or services, nor shall any such failure, interruption or curtailment constitute a constructive or partial eviction.

     7. PERSONAL PROPERTY TAXES. Tenant shall pay all personal property taxes and other taxes and assessments pertaining to its goods, chattels, machinery, equipment, fixtures, personal property and similar items on or prior to the date same are due.

     8. TENANT'S INSURANCE OBLIGATIONS. Tenant, as a minimum, shall carry the following insurance policies applicable to the Premises (and other areas as may be required herein) with reputable companies authorized to issue policies in the State of New Jersey having a Moody rating of at least A. The Certificate of Insurance shall indicate Cherry Hill Industrial Sites, Inc. as the additional insured under the "description" portion of the certificate, as follows: "Cherry Hill Industrial Sites, Inc. as additional insured relative to any and all lease/rental premises utilized by the Tenant".

          a. Comprehensive Public Liability Insurance. Such insurance shall be for a Combined Single Limit (CSL) for bodily injury (including death) and property damage or loss (for occurrences in or about the Premises or arising out of Tenants ownership, maintenance, use or occupancy of the Premises) in the amount of $1,000,000 for each occurrence, and $3,000,000 in the aggregate.

          b. Personal Property Insurance in amounts and types of coverage to insure against damage or loss to any property including, but not limited to any Tenant alterations, improvements or betterments in or about the Premises that is not the property of Landlord caused by: (1) water, rain, sleet, snow, or ice entering seeping or leaking into or through the Premises or any portion thereof; (2) fire, explosion, tornado, wind, earthquake or any other casualty or any other similar occurrences; (3) theft, burglary, vandalism, malicious mischief, or other similar occurrences; (4) accidents of any kind, type or nature; (5) electrical, gas or water failure, cutoffs, surges or similar occurrences; (6) loss or damage to property not owned by Landlord by any similar reason.



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          c.  Boiler and pressure vessel insurance (when equipment relating to this type of insurance is located in/and or upon the Premises) with Landlord as a named insured in sufficient amount to insure against damage or loss to any property whether belonging to Tenant, Landlord, or others.

          d. Such other insurance, and in such amount, as may from time to time be reasonably required by Landlord or required by law. No insurance requirements as set forth in this Lease shall preclude Tenant from obtaining whatever additional insurance coverages Tenant shall deem necessary or prudent.

          e. NOTE: Tenant shall have the right to procure its required insurance on a blanket master policy basis and/or an umbrella basis; provided, however, that all such coverage shall otherwise comply with all of the requirements contained herein.

          f. Prior to the commencement date of this Lease and by the fifteenth day of March of each year thereafter Tenant shall deliver to the Landlord proof that all the insurance coverages required of Tenant pursuant to the covenants of this Lease are in force and that premiums related thereto are paid.

          All insurance policies required of Tenant shall: (a) provide at least thirty (30) days prior notice to Landlord and Tenant of any change, modifications or cancellation and (b) contain a waiver of subrogation of the rights of the Tenant's insurance carrier to proceed against the Landlord for matters which are required to be or are covered by the Tenant's insurance policies.

          Tenant shall give prompt notice to Landlord in case of any fire, casualty, accident or similar occurrence.

     9. FIRE. If the Premises shall be partially damaged by fire or similar casualty as is covered under insurance policies carried by Landlord, the damage shall be repaired by and at the expense of Landlord to the extent provided for pursuant to the provisions thereof. Any fire or similar casualty damage to the Premises, within the deductible limits of the aforementioned policies shall be repaired by Landlord, but paid for by Tenant as additional rent.

          The rent, until such repairs are made, shall be apportioned according to the portion of the Premises which was damaged or which has been made unusable, whichever is less. Nevertheless the Lease shall continue in full force and effect.

          If the Premises are totally or substantially damaged by fire or similar casualty as is covered under policies required of Landlord pursuant to the covenants of this Lease, and if Landlord, at its option, decides not to restore or not to rebuild same, Landlord shall then, within sixty (60) days after such fire, give Tenant notice of such decision, and thereupon this Lease shall expire by lapse of time upon the fifth day after such notice is given. Tenant shall then vacate the Premises and surrender same to Landlord.

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          For the purpose of this Lease substantial damage is defined as that which is greater than thirty (30%) percent of the insured value of the premises as determined by the cost estimate of Landlord.

          Tenant acknowledges that Landlord will not carry insurance on the furniture, furnishings, inventory, fixtures, equipment, improvements, alterations, additions, property, appurtenances, or similar items that are not the property of Landlord in or upon the Premises and agrees that Landlord is not and shall not be obligated to repair any damage or loss thereto, nor replace same, nor compensate any person or party for any loss, damage, or destruction regardless of cause and/or reason.

          In the event Landlord, at its option, decides to restore or rebuild the Premises, no penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or for delays on account of labor troubles or other reasons or causes beyond Landlord's control.

          In accordance with this paragraph, Tenant explicitly waives applicability of N.J.S.A. 46:8-6 and N.J.S.A. 46:8-7.

     10. FIRE PREVENTION SYSTEMS. If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions), and/or if any law, regulation, or order by/of any Federal, State, and/or Municipal Government having Jurisdiction shall require or recommend the installation of fire extinguishers, a "sprinkler system", fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modification, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant's use of the Premises or alterations performed by or on behalf of Tenant and/or; if any such installations, changes modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate:

          then Tenant shall promptly make such installation, changes, modifications, alterations as required or recommended.

     11. REPAIRS, REPLACEMENTS. Tenant shall keep the entire Premises in good order and condition and shall promptly make any and all repairs, maintenance, and replacements to the Premises of whatever nature, ordinary and extraordinary, foreseen and unforeseen, except as is specifically provided for in this Lease. All repairs, maintenance and replacements shall be in quality, usefulness, and class at least equal to the original installation.

          Landlord shall not be required to furnish any services, improvements, alterations, or similar items, nor to make any repairs maintenance, or replacements to the Premises except as is specifically provided for in this Lease.


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          Landlord may enter the Premises, but shall not be obligated to do so, at any reasonable time on reasonable notice to Tenant for the purpose of making such repairs, maintenance or replacements to the Premises required of Tenant, which Tenant has failed to perform. Tenant shall have no claims or cause of action against Landlord for interruption to Tenant's business, however occurring, including but not limited to that arising from the negligence of Landlord, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises, or any portion thereof.

     12. ALTERATIONS. Tenant shall not make any alterations, additions or improvements without Landlord's approval, which shall not be unreasonably withheld or delayed.

          In the event Tenant proposes any alterations, additions, or improvements, it shall submit a complete set of plans and specifications relating thereto, prepared by any architect or professional engineer registered in the State of New Jersey to Landlord. Landlord may impose any reasonable conditions and/or requirements upon Tenant as Landlord reasonably considers necessary or prudent to protect Landlord's interest in the Premises.

          If Landlord shall grant approval for the proposed work and provided Tenant has agreed to any conditions and/or requirements made a part of such approval, the following additional conditions shall apply:

          a. Prior to making any alterations, additions, or improvements Tenant shall assure itself that the work will not impair the structural integrity of the Premises, or any portion thereof. Approval of the proposed work by Landlord shall not constitute or imply a warranty or representation by Landlord that the existing Premises, or any part thereof, is adequate to withstand work proposed by Tenant. By making any alterations, additions, or improvements, Tenant expressly warrants that the same will not impair the structural integrity of the Premises nor any part thereof and are in full compliance with the requirements of all governmental agencies or authorities having jurisdiction.

          b. All costs related to the proposed work, irrespective of their nature, are the sole responsibility of Tenant and shall be promptly paid by Tenant at such time as they may be due.

          c. All contractors, labor and/or material suppliers; and similar parties shall agree, in writing, prior to the commencement of any work or procurement of materials (i) to jointly comply with Tenant with the mechanics lien restrictions contained elsewhere in this Lease; (2) that they are entering into any agreements for labor and/or material with Tenant and not on behalf or for the benefit of Landlord; (3) that the work to be done shall be in substantial conformance with the last plans and specifications approved by Landlord and that no material changes shall be made thereto without the prior approval of Landlord and Tenant; and (4) that they, and their employees and other agents, shall comply with all


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rules and regulations contained in Tenant's Lease regarding their conduct on the Premises. Proof of such agreements shall be given to Landlord prior to the commencement of the proposed work.

          d. Tenant shall insure, indemnify and hold Landlord harmless for any loss to which Landlord may be subject or which Landlord may sustain relating to accidents, injury to persons (including death), property loss or damage of any nature whatsoever, regardless of cause, arising during or ensuing from the work undertaken by Tenant.

          e. All such alterations, additions and improvements upon completion shall immediately become the property of Landlord, without compensation by Landlord to Tenant or any other party, simultaneously become part of the Premises, and Tenant's obligations and responsibilities pursuant to the teems and conditions of this Lease shall thenceforth apply to the aforementioned alterations, additions or improvements. Prior to the termination of Tenant's lease and/or Tenant's vacating of the Premises, Tenant shall remove said alterations, additions and improvements (or any portion thereof) at Tenant's expense, if so requested by Landlord.

          f. Upon completion of the work, Tenant will submit to Landlord as-built drawings and certifications of inspections certifying the completion of the alteration, addition or improvement.

     13. COMPLIANCE WITH LAWS. With respect to the Premises or the use and occupation thereof Tenant shall promptly comply with all laws orders, regulations, and requirements now in force, or which may hereafter be in force, of (a) Federal, State, County, and Municipal authorities and (b) private, quasi-public and public utility companies and similar parties providing services.

          Tenant acknowledges that during the term of this Lease, a system, or materials or components thereof, now existing on the Premises may be legally banned or subject to mandatory modification or conversion to some other system, material or component. Tenant agrees that it will not, on the basis of such legal ban or mandatory modification or conversion, claim frustration of purpose, seek termination of the Lease, or seek abatement of rent.

          Tenant shall immediately notify Landlord upon receipt of notice of a ban, conversion requirement, violation or alleged violation of any of the foregoing. Tenant shall also provide Landlord, upon Landlord's request, affidavits and/or representations executed by a knowledgeable officer or principal of the company concerning Tenant's best knowledge and belief regarding Tenant's compliance with particular laws, orders, regulations and requirements as may be cited by Landlord In its request.

     14. RULES AND REGULATIONS. Without limiting or reducing Tenant's obligations pursuant to any of the terms and conditions of this Lease, Tenant has the following duties:

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          a.  Between April 15 and May 15 of each year Tenant shall provide to Landlord, in form and content satisfactory to Landlord, a certification and HVAC unit location schematic from a reputable heating, ventilating and air conditioning contractor acceptable to Landlord, or a professional engineer licensed to practice in the State of New Jersey, confirming that all heating, ventilating and air conditioning systems within the Premises are in good working order and repair and are being properly serviced by Tenant. Tenant understands that Landlord may rely on the accuracy of such certification and agrees to be primarily responsible for any misrepresentations contained therein.

          b. Tenant shall keeps: (1) the roof and exterior wall systems in a watertight condition; (2) gutters, downspouts, drainage, and sewerage systems free from obstructions and blockages; (3) all yard and exterior wall mounted lighting on during night-time hours; (4) walkways, platforms and similar items free from ice and snow hazards; (5) the Premises in a clean, safe, and orderly condition free from debris, refuse, trash, wood pallets (and/or similar storage systems), vermin, pests, and similar items;
(6) the dissemination of smoke, dust, odors, fumes and other noxious gases within the limits of the industrial tolerance standards of the State Department of Health, Bureau of Adult and Industrial Health.

          c. Tenant shall not cause, commit or permit: (1) areas allocated for driveways, walkways, or the parking of automobile vehicles to be used for any other purpose; (2) any public or private nuisance; (3) use or occupancy in a manner reasonably offensive or objectionable to the Landlord by reason of, but not limited to, noise and/or vibrations; (4) debris, dirt, holes, scuff marks, smears, graphics and/or similar items on wall, floor, or ceiling surfaces; (5) any utility service or equipment to be overloaded; (6) anything that will impair or tend to impair, in Landlord's reasonable judgment, the character, value, or appearance of the Premises; (7) outside storage of any kind except as is specifically provided for herein; (8) parking of inoperable vehicles, non-motorized vehicles or trailers in or about the Premises; (9) any part or the whole of the sidewalks, entrances, passages, stairways, corridors or halls of the premises to be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Premises; (10) any signs, advertisements, objects, notices or other lettering to be exhibited, inscribed, painted, or affixed on any part of the outside or inside of the Premises, so as to be visible from the exterior without prior approval of Landlord; (11) any show cases or other items to be put in front of or affixed to any part of the exterior of the building; (12) any water and wash closets and other plumbing fixtures to be used for any purposes other than those for which they were designed/ constructed, or sweepings, rubbish, rags or similar substances shall be thrown/discarded therein; (13) disturbance or interference with other Tenants or occupants of the building or neighboring buildings; (14) canvassing, soliciting or peddling within the Premises; (15) installation of a television, radio, or two-way radio antenna, or any other similar antenna, on the roof, in the windows or upon the exterior of the Premises, without the prior approval of Landlord; (16) unusual or objectionable odors to be produced upon or emanate from the


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Premises; (17) storage, manufacture or sale of liquor, narcotics or illegal drugs; (18) any portion of the Premises to be used for lodging or sleeping or for any immoral or illegal purpose; (19) animals of any kind to be brought or kept about the Premises without Landlord's prior approval; (20)
 burning of trash or garbage in or about the Premises.

          d. Tenant shall: (1) store discarded material being placed outside of the floor space of the Premises in appropriate waste storage containers at locations approved by Landlord. Such containers/canisters shall: (i) have lids kept in a closed position except when being loaded,
(ii) not be allowed to overflow, (iii) shall be removed and replaced in a timely fashion; (2) arrange for and enforce good housekeeping procedures and practices satisfactory to Landlord; (3) arrange for liquid wastes and effluents to be discharged into an approved existing sewage treatment plant in accordance with that plant's regulations and state and federal regulations, or shall treat its own wastes and effluents in a treatment plant or process which is in compliance with the New Jersey State and Federal Statutes and with the requirements of the New Jersey State Department of Health; (4) comply with the New Jersey State Statutes and requirements of the New Jersey State Department of Labor and Industry precaution against fire hazards, radiation, explosion, proper handling and storage of materials and structural design, and safeguards for the health of workers.

          e. Tenant, its agents, employees, contractors, invitees, licensees, and similar parties shall not: (1) interfere with the business of Landlord or other Tenants or persons on any other property owned by Landlord; (2) bring or keep within the Premises any flammable, combustible or explosive fluid, chemical or substance of types or quantities not permitted by law and/or Landlord's fire and casualty insurance carrier.


          f. Tenant, its agents, employees, contractors, invitees, licensees, and similar parties shall: (1) obey speed limit, warning and related type signs posted within the road/driveway system of the Cherry Hill Industrial Center; (2) obey fire regulations and procedures governing the Premises.

          g. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's reasonable judgment, tends to impair the reputation of said Tenant's Premises or the Cherry Hill Industrial Center, and upon notice from Landlord, such Tenant shall refrain from or discontinue such advertising. Landlord shall have the right to enforce this provision by injunction.

          h. Landlord's employees shall not be required to perform, and shall not be required by tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

          i. Tenant shall immediately notify Landlord of any serious breakage, fire, accident, vandalism or disorder, occurring within the Premises.

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          j.  Landlord reserves the right to rescind, amend, alter or waive any of the foregoing Rules and Regulations at any time when, in its judgment, it deems it necessary, desirable or proper for its best interest and/or for the best interest of the tenants, and no such recission, amendment, alteration or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant. Any such rescission, amendment, alteration, or waiver shall become effective ten (10) days after notice by Landlord to Tenant.

          k. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to impose the rules and regulations against any other Tenant or any employees or agents of any other Tenant, and Landlord shall not be responsible or liable to Tenant or others for non-observance or violation of the rules and regulations by any other Tenant or its employees, agents, invitees, licensees or similar parties at any time.

          l. Tenant its employees, contractors, agents, assignees, sublessees, invitees, licensees and similar parties shall obey and observe all reasonable rules and regulations established by Landlord from time to time for the conductor Tenant and/or the welfare, care, cleanliness, preservation of good order, and/or safety of the Cherry Hill Industrial Center. Landlord shall give Tenant at least (10) days notice of the establishment thereof.

     15. EMINENT DOMAIN. If the Premises or any portion thereof are taken under the power of eminent domain, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title. If more than 10% of the floor area of the Premises, or more than 25% of the non floor area of the Premises is taken by condemnation, Tenant may, at Tenant's option, to be exercised by written notice to the Landlord within 10 days after the Landlord shall have given Tenant notice of such taking, terminate this Lease as of the date the condemning authority takes title. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in proportion to the floor area of the Premises taken to the total floor area of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of the Landlord, whether such award shall be made as compensation for diminution in value of the Leasehold or for the taking of the fee, or as severance damages, or other compensation to which Landlord may be entitled. Tenant may make a separate application for compensation relating to its trade fixtures or personal property.

     16. FORCE MAJEURE. Force Majeure shall mean and include those situations beyond Landlord's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortage of labor; supply or materials; inclement weather; or where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by Landlord hereunder, except as the effect


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of Force Majeure may be expressly excluded elsewhere in this lease, shall be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

     17. LANDLORD'S NON-LIABILITY. Except when caused by acts of affirmative negligence by Landlord without any contributory negligence by Tenant or as specifically provided for in this Lease.

          Landlord shall not be liable or responsible for any loss or damage to any property regardless of its nature or ownership at any time on or about the Premises.

          Landlord shall not be liable or responsible for any harm or injury (including death) to any person at any time on or about the Premises. Tenant shall not hold Landlord in any way responsible or liable therefor and hereby releases and remises Landlord therefrom.

          Without limiting or diminishing Landlord's non-liability as provided for herein, Landlord shall not be responsible or liable to Tenant, its employees, invitees, agents, or any other party for any loss or damage to any property or harm or injury to any persons (including death): (a) which is and/or should have been covered by an insurance policy required of Tenant or which Tenant failed to obtain or keep in force and effect; (b) caused by work stoppages, business interruptions, or similar events; (c) caused by other Tenants, its agents, invitees, employees, and similar parties; (d) caused by operations in construction of any private, public or quasi-public works; (e) caused by any latent or patent defects in the Premises or in any part of the building of which the Premises may form a part; (f) arising out of the design or construction of the Premises; (g) caused by snow, wind, rain, leakage, and similar events into or out of any portion of the Premises; (h) caused by leakage, overflows, obstructions, blockages, explosions, collapse bursts, surges, and similar events of any mechanical, structural, or other component and/or part thereof; (i) arising from or caused by Tenant's business operation, occupancy and/or use of the Premises and/or the streets, rights of way, and walkways adjacent thereto, or any other similar reason.

          All non-liability, waivers of liability, and save and hold harmless references in this Lease given Cherry Hill Industrial Sites, Inc., as Landlord, shall apply to: (a) Cherry Hill Industrial Sites, Inc., as General Contractor, Designer, Contractor, or Subcontractor; and (b) any partner, joint venturer, director, officer, agent, stockholder, and employee of Cherry Hill Industrial Sites, Inc.

     18. INDEMNIFICATION. Tenant shall not do, nor permit to be done, any act or thing in or upon the Premises, which may, will, or does subject Landlord to any claims, penalties, expenses, judgments, responsibility, liability, damages or similar occurrence by reason of damage or loss to any property or harm and/or injury (including death) to any persons at any time.

          Except when caused by acts of affirmative negligence by Landlord without any contributory negligence by Tenant or as specifically provided for in this Lease:

          Tenant agrees to and shall hold and save harmless and indemnify the Landlord from and for any and all payments, expenses, costs, attorney fees, claims and liability for losses or damage to property and/or injury to any person (including death) resulting from any acts or omissions by the Tenant, or its agents, employees, guests, licensees, invitees, sub-tenants, contractors and similar parties, or for any cause or reason arising out of or by reason of Tenant's use and/or occupancy of the Premises and/or the conduct of Tenant's business and/or the breach by Tenant of any of the terms and conditions of this Lease and/or similar reason.

      19. FAILURE TO GIVE POSSESSION. If Landlord, for any reason, shall be unable to give possession of the Premises on the date set for the commencement of the Term, Landlord shall not be subject to any liability for such failure. Under such circumstances, provided the delay is not caused or contributed to by Tenant, the rent payments shall not commence until possession of the Premises is given or the Premises are available for occupancy by Tenant, whichever occurs first. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of Tenant hereunder.

          If Landlord, at its option, grants Tenant permission to enter into the possession of the Premises prior to the date specified as the commencement of the Term, Tenant agrees that such occupancy shall be pursuant to the terms and conditions of this Lease.

     20. LIENS. Tenant shall not do anything which shall interfere with Landlord's rights of ownership in the Premises. Tenant shall not permit nor allow any notice of intention to file any type of lien (including, but not limited to, mechanics liens) to be filed against the Premises.
However, in the event any notice of intention to file a lien is filed for work to be performed, material to be furnished, or a lien is filed for work claimed to have been done or for materials claimed to have been furnished to Tenant, same shall be discharged of record and satisfied by Tenant within five (5) days thereafter at Tenant's own cost and expense, or Tenant shall file a bond pursuant to statute releasing such liens failure to do so shall entitle Landlord to resort to such remedies as are provided herein in case of any default of this Lease, in addition to such as are permitted by law.

     21. ACCESS TO PREMISES. Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times for the purpose of: (a) examining or inspecting the Premises; (b) showing the Premises to prospective purchasers, mortgagees or Tenants; (c) making such alterations, repairs, improvements or additions to the Premises or to the Building as may be required of Landlord as specifically provided for elsewhere in this lease, or as Landlord may have the option to perform (if Landlord elects to exercise such option) as provided for elsewhere in this lease, (d) any other similar or reasonable purpose.

          If representatives of Tenant shall not be present to open and permit entry into the Premises at an time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without: (a) liability to Landlord, its employees, agents, invitees and similar parties, (b) hindrance or molestation from Tenant, its employees, and agents; and (c) such entry constituting an eviction of Tenant or termination of this Lease.

     22.  ASSIGNMENT.

          a. Tenant shall not assign, mortgage, pledge, encumber or in any manner transfer this Lease or any portion thereof, or any interest herein, or sublet the whole or any part of the Premises, without obtaining the approval of Landlord. In the event of any such occurrence, with or without Landlord's approval, Tenant shall, nevertheless, remain liable for the performance of all of the terms and conditions of this Lease and will require any assignee/sublessee to execute and deliver to Landlord an assumption of all of the terms and conditions of this Lease in form satisfactory to Landlord. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord, any profit which may inure to the benefit of Tenant as a result of any partial or entire subletting of the Premises or assignment of this Lease, whether or not approved by Landlord.

          b. For the purposes of this paragraph, Tenant understands that the transfer of a majority of Tenant's stock is tantamount to an assignment.

          c. As a condition precedent to Tenant's right to sublease the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, first comply with ECRA and fulfill all of Tenant's environmental obligations pursuant to this Lease. If this condition is not satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

          Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions and correspondence provided by Tenant to the Element and all documents reports, directives and correspondence provided by the Element to Tenant. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises. Tenant shall notify Landlord in advance of all meetings scheduled between Tenant and NJDEP, and Landlord may attend all such meetings.

          d. Should Tenant make an assignment or sublet the Premises or any portion thereof without the approval of Landlord, then Landlord may, at its option, terminate this Lease by giving Tenant five (5) days notice of Landlord's intention to do so and, upon the expiration of five (5) days, this Lease shall terminate, and Tenant shall peaceably quit and surrender the Premises to Landlord; nevertheless Tenant shall remain liable as provided elsewhere in this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Tenant by operation of law, without the approval of Landlord.

          e. Subletting or assigning this Lease to anyone other than an actual user of the Premises is positively prohibited.

     23. SUBORDINATION. This Lease shall be subject and subordinate at all times to the lien of any mortgages and/or other encumbrances, common right-of-way's, easements and similar items existing or hereafter placed upon the Premises by Landlord, or with the permission of Landlord, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant agrees, however, at the election of a mortgagee, to attorn to any holder of any mortgage to which this Lease is subordinate. Tenant agrees to execute and deliver promptly upon demand, and without charger such further instrument or instruments evidencing such subordination of this Lease to the lien of any mortgage and/or other encumbrance. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver such instrument or instruments for and in the name of the Tenant provided same have not been executed by Tenant within ten (10) days after Landlord's notice to Tenant.

     24. CERTIFICATIONS. Tenant agrees, within ten (10) days after Landlord's notice, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying: (1) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications); (2) that the Tenant has accepted possession of the Premises and the date on which the term of the Lease commenced; (3) the dates to which rent and additional rent have been paid in advance, if any;
(4) whether or not to the best knowledge of the signer of such certificate, Landlord is in default in the performance of any covenant of this Lease, and, if so, specifying each such default of which the signers may have knowledge; (5) any other reasonable stipulation as may be required and/or requested by Landlord. It is understood that such instrument may be relied upon by a prospective purchaser of the fee or any mortgagee of the Premises.

          Tenant shall provide to Landlord, if requested, its latest audited financial statement, accurately reflecting its financial condition for the latest fiscal year of Tenant. It is understood that such statement may be relied upon by a prospective purchaser of the fee or any mortgagee of the Premises.

     25.  DEFAULT AND REMEDIES.

          a. Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

              (1) Failure of Tenant to accept possession of the Premises within thirty (30) days after the effective date of the Lease;

              (2)  The vacating or abandonment of the Premises by Tenant;

              (3) The failure by Tenant to pay, when due, any installment of rent hereunder or any additional rent or any such other sum herein required to be paid by Tenant;

              (4) A failure by Tenant to observe and perform any other covenant of this Lease to be observed or performed by Tenant, where such failure continues for fifteen (15) days (or a lesser time period when an emergency or law requires or makes such a reduction for abatement and/or correction prudent, or when a lesser or non-notice provision is specifically provided for in any covenant of this Lease) after written notice thereof from Landlord to Tenant.

          However, if the nature of the default is such that the same cannot reasonably be cured within such fifteen (15) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

          b. Remedies. Upon the occurrence of any such event of default set forth above:

              (1) Landlord may (but shall not be required to) perform for the account of Tenant the curing of any default of Tenant and immediately recover as additional rent any expenditure made and the amount of any obligations incurred in connection therewith, plus interest at the rate of four percent (4%) per annum over the Commerce Bank N.A. prime rate from the date of such expenditure;

              (2) Tenant may cure any monetary default by making payment of the monies due, together with a late charge of 5% of the amount due not later than ten (10) calendar days after notice of the default has been given to Tenant. If said default should continue for a longer period, Landlord may accelerate all rent and additional rent due for the term of this Lease and declare the same to be immediately due and payable.

              (3) Tenant may cure any non-monetary default by correcting the default condition described in Landlord's notice to Tenant if said corrections are completed within twenty (20) calendar days after notice of the default has been given to Tenant. If said default should continue for a longer period, Landlord may accelerate all rent and additional rent due for the term of this Lease and declare the same to be immediately due and payable.

              (4) In the event of default, and the failure of Tenant to cure same within the designated time period, Landlord at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof and all renewal options (if any) shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any terms, provision, covenant agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be relet.

              (5) Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Premises and any part thereof and attempt in its own name and to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease, and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new Tenant;

              (6) The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be substantial, will exceed the amount of the monthly installments of the Rent payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration date or sooner termination of the Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration date or sooner termination of this Lease, a sum equal to two times the aggregate of that portion of Base Annual Rent and Additional Rent that was payable under this Lease during the last month of the Term.


              (7) Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration date or sooner termination of the Lease.

              (8) In addition to all remedies provided herein or by law, Tenant shall pay to Landlord reasonable attorneys fees and court costs and any other expenses incurred as a result of such breach or default.

     26.  BANKRUPTCY.

          a. Anything elsewhere in this lease to the contrary notwithstanding, this Lease may be canceled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor which case is not dismissed within 60 days; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises.

          b. It is stipulated and agreed that in the event of the termination of this Lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the period for which such installment was payable discounted to the date of termination at the rate of four percent (4%) per annum over the prime rate of Commerce Bank, N.A. in effect on the date of termination. If such premises or any part thereof be re-let by the Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

     27. EXPIRATION. Upon the expiration date of this Lease or prior termination specified by Landlord pursuant to notice as provided for elsewhere in this Lease: (a) Tenant shall remove all of its personal property from the Premises; (b) Tenant shall peacefully quit and surrender to Landlord the Premises, broom clean and in the same condition in which Tenant hat agreed to keep it during the Term. Tenant's obligation to observe or perform this covenant shall survive the expiration or prior termination date of this Lease; (c) Tenant, for itself and on behalf of any and all persons claiming through or under it, including, but not limited to, creditors of every kind, shall and does hereby waive and surrender all rights and privileges which it may have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease; (d) Landlord may enter and repossess the Premises as of Landlord's former estate and expel Tenant, and those claiming through or under Tenant from the Premises; (e) Any property not-owned by Landlord remaining on the Premises after the last day of the Term or after the last day of any prior lease termination date shall be conclusively deemed abandoned. Landlord, at Landlords option, may remove from the Premises any property of Tenant and/or the property of those claiming through or under Tenant and, without notice to Tenant or others and without being liable to indictment, prosecution or damages therefor, sell such property or any part thereof at public or private sale or Landlord may treat such property or any part thereof as abandoned and dispose of same in any manner as Landlord, at its option, elects, all at the risk and cost of Tenant and without any liability to Landlord whatsoever. Tenant shall reimburse Landlord for the cost of such removal and disposal. Landlord, at its option may have any such property stored at Tenants risk and expense.

          If during the last month of the term or prior termination, Tenant has removed all or substantially all of the Tenant's property from the Premises, Landlord may, without notice to Tenant, immediately enter the Premises to renovate and decorate the Premises, without liability to tenant and without reducing or otherwise affecting Tenant's obligations hereunder.

     28. NON-WAIVER BY LANDLORD. Landlord may restrain any breach or threatened breach of any covenant of this Lease by Tenant. However, the recitation herein of any particular remedy shall not preclude the Landlord from any other remedy it may have, either at law or in equity. Landlord, at its option, may pursue more than one remedy available either concurrently or separately. The failure of Landlord to insist upon the strict performance of any covenant of this Lease or to exercise any right, remedy or election provided for in this Lease, or permitted by law, shall not constitute or be construed as a waiver or relinquishment of such right, remedy or election. Landlord may, at its option, mitigate any damages caused or arising out Tenant's breach of any of the covenants of this Lease, but shall not be under any obligation or duty to do so. Any rights and remedies of Landlord, whether created by the terms of this Lease or existing at law, in equity, or otherwise, shall be distinct, separate and cumulative and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

          No covenant of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing, signed by Landlord.

     29. QUIET ENJOYMENT. Landlord covenants that upon Tenant observing and performing all the terms and conditions of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term aforementioned.

     30. BILLS/NOTICES. Except as otherwise provided for in this Lease, any bill, statement, or notice shall be deemed sufficient if written and delivered to Tenant personally or sent by certified mail, return receipt requested, to Tenant at the Premises. The time of mailing of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when same is mailed to Tenant as herein provided. Any notice by Tenant to Landlord must be served by certified mail, return receipt requested, to Landlord at the address herein given or at such other address as Landlord shall designate.

     31. WAIVER OF TRIAL BY JURY. Landlord and Tenant agree that the respective parties shall and hereby do waive trial by Jury in any action or proceeding brought by either of the parties hereto against the other on any matters arising out this Lease.

          This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

          If Landlord institutes a dispossess or eviction action in response to Tenant's refusal to vacate the Premises, Tenant waives its right to invoke N.J.S.A. 2A:18-60. In any action brought by the Landlord against the Tenant, Tenant shall not interpose any counterclaim against Landlord, but same shall be subject to an independent action which is not to be consolidated with the Landlord's action.

     32. SIGNS. The Tenant shall not place nor allow to be placed any signs upon or about the exterior of the building or the grounds of the Premises, or other property of Landlord unless of a design and structure and at such locations as shall be first approved by the Landlord and then the appropriate governmental authorities and/or agencies, if required.

     33.  NO REPRESENTATIONS.

          Except as specifically provided for herein: (a) Tenant has rented the Premises after a complete inspection and examination of its present condition and without any representation on the part of the Landlord, its agents, employees, and similar parties as to the condition or usefulness of the Premises; (b) Tenant does not acquire any rights, easements or licenses by implication or otherwise; (c) Tenant's possession of the Premises shall be conclusive evidence that the Premises were in good and satisfactory condition at the time Tenant took possession and that Tenant accepted same "as is" and in its present condition without any express or implied warranties; (d) upon execution of this Lease or anytime thereafter Tenant assumes the full and sole responsibility for the condition, safety, operation and management of the Premises pursuant to the terms and conditions contained herein.

     34.  LANDLORD'S APPROVAL.  Except where specifically stated otherwise:

          Whenever Landlord's approval or consent is required pursuant to any term or condition of this Lease, such approval shall be in writing and in advance for each occurrence. Landlord is under no duty or obligation to grant approvals.

          Whenever this Lease provides for a Landlord's option, it is agreed such does not imply or constitute a duty or an obligation of Landlord.

          Whenever this Lease provides for Landlord's approval which shall not be unreasonably withheld, it is agreed that Tenant's remedy in the event of Landlord's non-approval is limited to specific performance.

     35. NET LEASE. It is intended that the rent and additional rent reserved hereunder shall be an absolutely net return to the Landlord throughout the Term. The rent and additional rent reserved hereunder shall be paid to the Landlord without any claim on the part of Tenant, or those claiming under Tenant, for diminution, setoff, deduction, or abatement except as is specifically provided for herein.

          Tenant's obligation to pay rent and additional rent hereunder, and to perform the terms and conditions of this Lease shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations hereunder, or because Tenant's use and occupancy of the Premises is disturbed for any reason other than as is specifically provided for herein.

     36. LANDLORD'S BREACH. Tenant shall look solely to a sum that shall not exceed five percent (5%) of the net annual rental during any calendar year for the satisfaction of the remedies of Tenant in the event of a breach by Landlord of any of the covenants of this Lease.

     37. TENANTS WARRANTY. Tenant warrants that: (a) it is duly incorporated and/or qualified under the laws of the State of NEW JERSEY and is authorized to do business in the State of New Jersey and is in good standing; (b) all necessary action to authorize the execution of this Lease upon the terms and conditions set forth herein have been duly taken; and
(c) the officer(s) executing and delivering this Lease have been duly authorized to bind Tenant to the covenants herein contained.

     38. ADVERSE POSSESSION. Tenant shall not suffer or permit the Premises, or any portion thereof, to be used without restriction or in such a manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible claims of adverse usage or adverse possession, or of implied dedication of the Premises or any portion thereof.

     39. COMPLIANCE WITH THE NJ INDUSTRIAL SITE RECOVERY ACT, FORMERLY KNOWN AS THE ENVIRONMENTAL CLEANUP RESPONSIBILITY ACT. Tenant shall comply with the Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated, thereunder and any successor legislation and regulations, and any amendments or additions thereto (hereinafter referred to as "ISRA"). Tenant shall make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection ("NJDEP") or any successor thereto.

          a. Without diminishing any other of Tenant's obligations pursuant to this lease, Tenant's obligation shall arise if there is any closing, terminating or transferring of operations or transfer of ownership of an industrial establishment at the Premises pursuant to ISRA, whether triggered by Landlord or Tenant.

          Provided this Lease is not previously terminated, pursuant to the covenants hereof, Tenant shall commence its submission to the NJDEP in anticipation of the end of the lease term, no later than one (1) year prior to the normal expiration of the lease term. Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions, correspondence and written communications provided by Tenant to and from NJDEP. Tenant shall promptly furnish to Landlord true and complete copies of all sampling and test results and reports obtained and prepared from samples and tests taken at and about the Premises.

          b. Should NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of a spill or discharge of a hazardous substance or waste at the Premises which occurred during the term of the Lease, Tenant shall promptly prepare and submit the required plan and financial assurances and shall promptly carry out the approved plans.

          c. Tenant shall promptly provide all information requested by Landlord or NJDEP for preparation of a non-applicability affidavit, de minimus quantity exemption application, negative declaration application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or the NJDEP.

          d. Should Tenant's operations at the Premises be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimus quantity exemption from NJDEP prior to termination of the Lease term and shall promptly provide Tenant's submission and the NJDEP's exemption letter to Landlord. Should Tenant obtain a letter of non-applicability or de minimus quantity exemption from NJDEP, then Tenant shall, at Landlord's option, hire a consultant satisfactory to Landlord to undertake sampling at the Premises sufficient to determine whether or not Tenant's operations have resulted in a spill or discharge of a hazardous substance or waste at or around the Premises. Should the sampling reveal any spill or discharge of a hazardous substance or waste, then Tenant shall promptly cleanup the Premises to the satisfaction of Landlord and NJDEP.

          e. If Tenant fails to obtain either: (i) a non-applicability letter; (ii) a de minimus exemption; (iii) a negative declaration; or (iv) final approval of cleanup; (collectively referred to as "ISRA Clearance") from NJDEP; or fails to clean up the Premises pursuant to the requirements of this Lease prior to the expiration or earlier termination of the lease term, then upon the expiration or earlier termination of the lease term Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Premises. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA clearance and to fulfill the obligations set forth herein. If Landlord treats Tenant as a holdover tenant in possession of the Premises, then Tenant shall monthly pay to Landlord double the regular and additional monthly rent which Tenant would otherwise have paid, until such time as Tenant obtains ISRA clearance and fulfills its obligations hereunder, and during the holdover period all of the terms of this Lease shall remain in full force and effect.

          f. Tenant represents and warrants to Landlord that Tenant intends to use the Premises for the uses specified in this lease pursuant to the laws, rules and regulations of governmental authorities having jurisdiction; which operations have the following Standard Industrial Classification ("SIC") numbers as defined by the most recent edition of the Standard Industrial Classification Manual-published by the Federal Executive Office of the President, Office of Management and Budget: 3999. Tenant's use of the Premises shall be restricted to the classifications set forth above unless Tenant obtains Landlord's written prior written consent to any change in use of the Premises. Following commencement of the lease term, Tenant shall notify Landlord by way of an Officer's Affidavit, as to any changes in Tenant's operation, SIC number or use or generation of hazardous substances and wastes. Tenant shall also supplement and update the Officer's Affidavit upon each anniversary of the commencement of the lease term. Tenant shall not commence or alter any operations at the Premises prior to (i) obtaining all required operating and discharge permits or approvals, including, but not limited to, air pollution control permits and pollution discharge elimination system permits from NJDEP, all governmental or public authorities having jurisdiction over Tenant's operations or the Premises, and (ii) providing copies of permits and approvals to Landlord.

          g. Tenant shall permit Landlord and Landlord's agents, servants and employees, including, but not limited to, legal counsel and environmental consultants and engineers, access to the Premises for the purposes of environmental inspections and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Tenant shall not restrict access to any part of the Premises, and Tenant shall not impose any conditions to access. In the event that Landlord's environmental inspection shall include sampling and testing of the Premises, Landlord shall use its best efforts to avoid interfering with Tenant's use of the Premises, and upon completion of sampling and testing shall repair and restore the affected areas of the Premises from any damage caused by the sampling and testing.

          h. Tenant's indemnification of Landlord as set forth elsewhere within this Lease shall extend to any and all claims, liabilities, losses, damages and costs, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees, which Landlord may incur by reason of Tenant's action or non-action with regard to Tenant's obligations under this paragraph.

          i. This paragraph shall survive the expiration or earlier termination of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction without limiting Landlord's right to remedy as provided for elsewhere in this Lease.

          j. Landlord represents and warrants that as of the date of the Lease, there are no outstanding/unresolved notice(s) of violations of any Environmental Laws pertaining to the Premises.

          k. Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant shall not be responsible for any environmental conditions on, under or about the Premises arising or occurring prior to the commencement date of this Lease.

     40.  RESPONSIBILITY FOR HAZARDOUS SUBSTANCES.

          a. Hazardous Substances. The term 'Hazardous Substances', as said in this Lease, shall included but shall not be limited to, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls
(PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes toxic substances or related materials petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority having jurisdiction.

          b.  Tenant shall not cause or permit to occur:

          (i) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or

          (ii) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance, on, under or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except as specifically required during the lawful conduct of Tenant's permitted use, as such is defined elsewhere herein.

     41.  ENVIRONMENTAL CLEANUP.  Tenant shall:

          a. comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances.

          b. prepare, provide and submit any cleanup plan to be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of the Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises. Tenant Shall provide all required bonds and other financial assurances and Tenant shall carry out all such cleanup plans in a timely manner.

          c. promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by the Landlord. If Tenant fails to fulfill any such request within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly. No such action by Landlord and no attempt made by Landlord to mitigate damages tinder any Law shall constitute a waiver of any of Tenant's obligations.

     42. TENANT'S ENVIRONMENTAL INDEMNITY. Tenant shall indemnify, defend and hold harmless Cherry Hill Industrial Sites, Inc. as Landlord, Landlord and Contractor, and its officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws.

          Tenant's obligations and liabilities under this paragraph shall survive the natural expiration or sooner termination of this Lease.

     43. ENVIRONMENTAL LIENS. Tenant shall promptly notify Landlord as to any liens threatened or attached against the Premises pursuant to the Spill Act or any other environmental law. In the event that such a lien is filed against the Premises, then Tenant shall, within thirty (30) days from the date that the lien is placed against the Premises, and at any rate prior to the date any governmental authority commences proceedings to sell the Premises pursuant to the lien, either: (a) pay the claim and remove the lien from the Premises; or (b) furnish either (i) a bond satisfactory to Landlord in the amount of the claim out of which the lien arises, (ii) a cash deposit in the amount of the claim but of which the lien arises, or
(iii) other security satisfactory to Landlord in an amount sufficient to discharge the claim out of which the lien arises.

     44. BINDING OFFER. It is understood and agreed by the Landlord and Tenant that this Lease is an offer only and is submitted to Tenant for signature with the understanding that it shall not bind Landlord unless and until it has been executed by Landlord.

     45. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties. No representative, agent, or employee of the Landlord has been authorized to make any representations or promises or to vary, alter or modify the covenants hereof. No addition, changes, modifications, renewals or extensions of this Lease shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

          This Lease may not be canceled or terminated by Tenant without the consent of Landlord except as is specifically provided for elsewhere in this Lease.

     46. APPLICATION AND DURATION. Wherever in this Lease an obligation is imposed upon or required of Tenant, same shall be at Tenant's sole cost and expense.

          Obligations of Tenant pursuant to the terms and conditions of this Lease are: (a) for the Premises as set forth in exhibit "A" unless extended in scope pursuant to any particular provision and/or as the sense and circumstances of the text may require; (b) for the duration/term of the Lease unless having application before the commencement date and/or if they survive the expiration date or prior termination date pursuant to any provision contained herein.

     47. VALIDITY. The terms and conditions of this Lease shall be deemed severable, if any clause or provision herein shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by the operation of any applicable law, such an occurrence shall not affect the validity of any other clause and/or provision herein, and this Lease and such other clauses and provisions shall remain in full force and effect.

          Landlord, however, at its option, may pursue the relief or remedy sought in any invalid clause by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

     48. COUNTERPARTS. This Lease may be executed in several counterparts each of which shall be deemed to be an original copy, and all of which taken together shall constitute one agreement binding on all parties hereto, notwithstanding that the parties shall not have signed the same counterpart.

     49. GENDER NEUTER. In all references herein to any pronouns, parties, persons, entities, or corporation, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the sense and circumstances of the context may require.

     50. BINDING AGREEMENT. All the terms and conditions contained herein shall be for and shall inure to the benefit of and shall bind the respective parties hereto, their heirs, successors and assigns.

     51. APPLICABLE LAW. Landlord and Tenant agree that this Lease and any suits and/or special proceedings under it will be governed and construed-pursuant to the laws of the State of New Jersey.

     52. ADDITIONAL RENT. Additional rent charges shall be paid to Landlord within 10 days of notice of a bill sent by Landlord to Tenant.

     53. CAPTIONS. The captions are inserted only as a matter of convenience and in no way define, limit or describe the scope of this Lease nor the intent of any covenant thereof.

     54. BROKER. Tenant represents to Landlord that it has not dealt with any brokerage company this Lease. Tenant shall hold and keep Landlord harmless from and against any claim for brokerage commissions and all liabilities and expenses arising therefrom from any other broker or similar party.

     55. LANDLORDS WORK. Landlord shall effect the following alteration work on behalf of Tenant:

          Put the Premises into a CCO condition prior to the commencement date of this lease.

     56. TENANT'S OPTION TO LEASE ADDITIONAL ADJACENT SPACE IN BUILDING #16. In the event that during the original term, or any renewal of this Lease, the westerly adjacent 12,300 square feet Premises in building #16 presently occupied by London Textiles or the easterly adjacent 10,300 square foot Premises in building #16 presently occupied by General Floor Mechanic becomes available; Landlord shall provide Tenant with the Lease terms and conditions related thereto. Tenant has the option of Leasing the space submitted by Landlord by executing Landlord's proposed Lease within 15 days of submission thereof by Landlord to Tenant. If this option is executed, this lease shall terminate the month following tenant's lease commencement date for the option space within building #16. If Tenant does not return any such Lease proposal to Landlord, as provided herein, then Landlord shall be free to lease such adjacent Premises in building #16 to any other person or entity.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date written.

                                         CHERRY HILL INDUSTRIAL SITES, INC.


/s/H. Regan                              /s/Paul Heise
------------------------                 -------------------------------
Witness as to Landlord                   Paul Heise, President


                                         INTEST CORP.

/s/ H. Regan                             /s/Jack Edmunds
------------------------                 -------------------------------
Witness as to Tenant                     Jack Edmunds, Operating Manager